STOCK APPRECIATION RIGHT AWARD AGREEMENT

National Atlantic Holdings Corporation
2004 Stock and Incentive Plan

This Award Agreement (this “Agreement”) made as of this      day of      , 20     , between National Atlantic Holdings Corporation, a New Jersey corporation (the “Company”), and      (the “Participant”), is made pursuant to the terms of the National Atlantic Holdings Corporation 2004 Stock and Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Grant of Stock Appreciation Right. The Company grants to the Participant, on the terms and conditions set forth herein, a stock appreciation right (the “SAR”) in respect of [ ] shares of the Company’s Common Stock, effective as of the date hereof (the “Date of Grant”).

Section 2. Base Price. The base price per share of the SAR shall be $[ ], which is the Fair Market Value of a share of Common Stock as of the Date of Grant (the “Base Price”).

Section 3. Vesting of SAR.

(a) Vesting Schedule. The SAR shall vest and become exercisable in six (6) equal semi-annual installments, each of which shall relate to one-sixth of the shares of Common Stock subject to the SAR, commencing on June 30, 2006 and continuing on December 31, 2006, June 30, 2007, December 31, 2007, June 30, 2008 and ending on December 31, 2008 subject to the Participant’s continued employment with the Company or any Subsidiary on each such vesting date.

(b) Acceleration Events. Notwithstanding the provisions of Section 3(a) hereof, to the extent that the SAR has not previously been forfeited in accordance with the terms of this Agreement, the SAR shall become fully and immediately vested and exercisable upon (i) the Participant’s termination of employment by the Company without “Cause” (as defined in Section 5(b) hereof) or as a result of death or Disability, or (ii) the occurrence of a Change in Control of the Company, provided that the SAR remains outstanding immediately prior to the effective date of the Change in Control.

Section 4. SAR Term. The portion of the SAR that becomes vested pursuant to Section 3 hereof may be exercised at any time on or after the date of such vesting and prior to the expiration of the term of the SAR (the “SAR Term”). The SAR Term shall expire on the day prior to the tenth anniversary of the Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Participant’s employment with the Company or any Subsidiary (“Termination of Employment”) in accordance with Section 5 hereof. Upon the expiration of the SAR Term, any unexercised portion of the SAR shall be cancelled and shall be of no further force or effect.

Section 5. Termination of Employment.

(a) General. In the event of a Termination of Employment for any reason prior to the date that the SAR becomes fully vested in accordance with Section 3 hereof, the Participant shall forfeit the Participant’s interest in the portion of the SAR that has not yet become vested, which shall be cancelled and be of no further force or effect. In the event of a Termination of Employment for any reason following vesting, the Participant shall retain the right to exercise the portion of the SAR that has previously become vested until the expiration of 90 days following the effective date of such Termination of Employment (or the expiration of the applicable SAR Term, if earlier).

(b) Cause. Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Employment for “Cause” (as defined below), the Participant’s right to exercise the SAR, whether or not vested, shall immediately terminate and all rights hereunder shall cease as of the effective date of such Termination of Employment. For purposes hereof, the term “Cause” shall mean (i) a willful and continuing failure of the Participant to substantially perform the Participant’s duties to the Company (other than as a result of the Participant’s death or Disability), or the Participant’s gross negligence in the performance of such duties, (ii) the conviction of the Participant of a felony under the laws of the United States or any state thereof, or (iii) the Participant’s willful breach of a fiduciary duty, willful disregard of material Company rules, or an act of embezzlement or fraud involving the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the Participant is a party to an employment or similar agreement with the Company or any Subsidiary, the term “Cause” shall, for the purposes of this Agreement, have the same meaning set forth in such employment or similar agreement if and to the extent such term is defined therein.

(c) Death or Disability. Notwithstanding the provisions of the second sentence of Section 5(a) hereof, in the event of a Termination of Employment as a result of death or Disability, the Participant, or the Participant’s legal representative, shall retain the right to exercise the SAR in accordance with the terms hereof until the expiration of 12 months following the effective date of such Termination of Employment (or the expiration of the applicable SAR Term, if earlier).

Section 6. Procedure for Exercise; Payment of SAR.

(a) Notice of Exercise. The SAR may be exercised, in whole or in part, with respect to the vested portion of the SAR, at any time during the term hereof by notice to the Company in the form required by the Committee.

(b) Amount and Form of Payment. The SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price, by (ii) the number of shares of Common Stock as to which the SAR is being exercised. Payment of the amount determined under the foregoing formula shall be made in cash, subject to the payment of all applicable Federal, state and local income, employment and other withholding taxes.

Section 7. Limitation of Rights. The Participant shall not have any privileges of a stockholder of the Company with respect to the shares of Common Stock subject to the SAR, including without limitation any right to vote such shares or to receive dividends or other distributions in respect thereof. Nothing in this Agreement shall confer upon the Participant any right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

Section 8. Adjustments. The SAR granted hereunder shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 9. Transfer Restrictions. The SAR may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except by will or by the laws of descent and distribution. In the event that the Participant becomes legally incapacitated, the SAR shall be exercisable by the Participant’s legal guardian, committee or legal representative. If the Participant dies, the SAR shall thereafter be exercisable by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such SAR under the Participant’s will, or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that the SAR was exercisable by the Participant on the date of the Participant’s death. The SAR shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the SAR contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the SAR, shall be null and void and without effect.

Section 10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 11. Construction. The SAR hereunder is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the SAR hereunder subject to all of the terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date first above written.

NATIONAL ATLANTIC HOLDINGS CORPORATION

By:
Name:
Title:

PARTICIPANT

Signature of Participant

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